Exhibit 10.1

GRAY TELEVISION, INC.

2007 LONG TERM INCENTIVE PLAN, As Amended Through May 30, 2012

Section 1. Establishment and Purpose.

Gray Television, Inc., a Georgia corporation (the “Company”), hereby establishes this long term incentive plan to be named the Gray Television, Inc. 2007 Long Term Incentive Plan (the “Plan”) for certain Employees and Directors (as such terms are defined below in Section 2) of the Company and its subsidiaries. The purpose of this Plan is to encourage certain Employees and Directors of the Company, and of such subsidiaries of the Company as the committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such Employees and Directors and the Company and thus provide an incentive for continuation of the efforts of Employees and Directors for the success of the Company and for continuity of employment and service.

Section 2. Definitions.

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) Act means the Securities Exchange Act of 1934, as amended from time to time.

(b) Award means any Option, Stock Appreciation Right, Restricted Stock, or Performance Award granted under the Plan.

(c) Award Agreement means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

(d) Base Price means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised which shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such option or right.

(e) Board means the Board of Directors of the Company.

(f) Change of Control is defined in Section 14.

(g) Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(h) Committee means a committee or subcommittee of the Board that shall administer the Plan, which committee or subcommittee shall consist of no fewer than two members, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Act, and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code.

(i) Covered Employee means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(j) Director means any individual who is a member of the Board or board of directors of any member of the Group; provided, however, that any such member who is employed by any member of the Group shall be considered an Employee under this Plan.

(k) Disability means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

(l) Employee means an employee (including officers and directors who are also employees) of any member of the Group.

(m) Fair Market Value means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last transaction price per share as quoted by the National Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors determined in accordance with a reasonable valuation method as determined under Code Section 409A and the rules and regulations promulgated thereunder in the event neither (i), (ii) or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the preceding day when the markets were open.

(n) Group means the Company and every Subsidiary of the Company.

(o) Option means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an “Incentive Stock Option” within the meaning of Section 422 of the Code, a “Nonqualified Stock Option,” or any other type of stock option encompassed by the Code.

(p) Participant means any Employee or Director designated by the Committee to participate in the Plan.

(q) Performance Award means a right to receive a payment equal to the value of a unit or other measure as determined by the Committee based on performance during a Performance Period.

(r) Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

(s) Performance Period means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

(t) Period of Restriction means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

(u) Reporting Person means a person subject to Section 16 of the Act.

(v) Restricted Stock means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

(w) Retirement (including Normal, Early, and Disability Retirement) means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of the Gray Television, Inc. Pension Plan, as amended and in effect at the time of such termination of employment.

(x) Stock means the authorized and unissued shares of the Company’s class A common stock and common stock or shares of the Company’s class A common stock or common stock held in treasury or previously issued shares of class A common stock or common stock reacquired by the Company, including stock purchased on the open market. The Company’s class A common stock and common stock are substantially similar except for differences in voting rights.

(y) Stock Appreciation Right or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

(z) Subsidiary means a subsidiary corporation as defined in Section 425 of the Code.

Section 3. Administration.

The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall have the authority to delegate administrative duties to one or more officers or Employees of the Company or Subsidiaries to the extent that such delegation would not jeopardize the Performance-Based Exception with respect to any Award or otherwise violate applicable law or exchange act rules.

Section 4. Shares Reserved Under the Plan.

There is hereby reserved for issuance under the Plan an aggregate of 6,000,000 shares of Stock with no more than 1,000,000 of the aggregate limit consisting of class A common stock. The above amounts include approximately 2,469,000 shares of Stock that were available for issuance under the 2002 Long Term Incentive Plan (the “2002 Plan”), and were transferred to the Plan, added to the reserved Stock and available for issuance to Participants under the Plan. No new Awards shall be made under the 2002 Plan as of the effective date of the Plan. Stock underlying Awards under the 2002 Plan that expire, are cancelled, or are forfeited after the effective date of the Plan may not be added back to the Plan maximum.

Stock underlying outstanding Options or Performance Awards will be counted against the Plan maximum while such Options or Performance Awards are outstanding. Shares underlying expired, canceled or forfeited Awards (except Restricted Stock) may be added back to the Plan maximum. When the exercise price of an Option is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. The full number of Stock Appreciation Rights granted that are to be settled in Common Stock shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions.

Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)	Stock Options: The maximum aggregate number of shares of Stock that may be granted in the form of Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 500,000 shares.

(b)	SARs: The maximum aggregate number of shares of Stock that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 500,000 shares.

(c)	Performance Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Awards granted in any one fiscal year to any one Participant shall be the greater of $1,000,000 or 500,000 shares.

If any Award is cancelled (or is amended in a way that is treated as a cancellation), the shares related to the cancelled Award shall count against the above maximum limitations for the applicable fiscal year.

Section 5. Participants.

Participants will consist of such Employees and Directors of the Company or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Only key Employees may be granted Incentive Stock Options under the Plan.

Section 6. Types of Awards.

The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different participants. All Awards shall be in writing.

Section 7. Date of Granting Awards.

The date of grant of an Award (the “Award Date”) is the date the Committee makes the Award to a Participant by fixing the material terms of the Award. Promptly after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Award Agreement within thirty days after the date of mailing or delivery by the Company of the Award Agreement to the Participant. If the Participant shall fail to execute and return the written Award Agreement within said thirty day period, his or her Award shall be automatically terminated, except that if the Participant dies within said thirty day period such Award Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

Section 8. Incentive Stock Options.

Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices determined by the Committee but not less than 100% of the Fair Market Value of the shares of Stock on the date of grant of the Option. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. Incentive Stock Options will be exercisable as provided in the Award Agreement and, except as provided below, will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or Disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an Option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000 per participant.

Section 9. Nonqualified Stock Options.

Nonqualified Stock Options shall consist of nonqualified options to purchase shares of Stock at purchase prices determined by the Committee but not less than 100% of the fair market value of the shares of Stock on the date of grant of the Option. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. The Committee shall determine the vesting and forfeiture provisions of the Nonqualified Stock Options and shall set forth such terms in the Award Agreement. Unless determined otherwise in the Award Agreement, all Options shall terminate three months after termination of employment or service for any reason other than death, Retirement or Disability. Unless determined otherwise in the Award Agreements, in the event termination of employment or service occurs as a result of death, Retirement or Disability, such an Option will terminate 12 months after such termination provided however, if the optionee dies within 12 months after termination of employment or service by Retirement or Disability, then the period of exercise following death shall be three months. In no event shall any Option be exercised more than ten years after its date of grant. Leaves of absence granted to Employees by the Company or leaves of absence taken by Directors for military service, illness, and transfers of employment between the Company and any subsidiary thereof, as applicable, shall not constitute termination of employment or service. The Committee shall have the right to determine at the time the Option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to other restrictions, and if so, the nature of the restrictions.

Section 10. Stock Appreciation Rights.

Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, or (2) independent of an Option. If the Option referred to in (1) or (2) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. The Base Price or grant price of each SAR shall equal the Fair Market Value of the Stock on the date of grant of the SAR. At the time of grant, the Committee may establish, in its sole discretion, any other conditions on exercise of an SAR. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof. The following will apply upon exercise of an SAR:

(a)	Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for exercise under the related Option (and when a share of Stock is purchased under the related Option, the related SAR shall similarly no longer be available for exercise).

(b)	Exercise of SARs Independent of Options. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

Section 11. Restricted Stock.

Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

(a)	The purchase price, if any, will be determined by the Committee.

(b)	Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the Employee’s employment or Director’s service within specified periods, (iii) representation by the Employee or Director that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

(c)	The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

(d)	The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

(e)	The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

Section 12. Performance Awards.

Performance Awards shall consist of Stock, stock units, cash based units or a combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during the Performance Period. The goals established by the Committee may be based upon company-wide performance or upon operating unit performance or a combination thereof and may include return on average total capital employed, earnings per share, return on shareholders’ equity, market share, growth in Broadcast Cash Flow, growth in Broadcast Cash Flow Less Cash Corporate Expenses, growth in EBITDA, growth in total revenue and/or specified components of total revenue, reduction in or the limitation in the growth of specified operating expenses, attainment of and/or maintenance of specified operating margins, attainment of and/or maintenance of specified weighted average costs of debt, attainment of and/or maintenance of specified weighted costs of capital, operating income (loss), income (loss) from continuing operations, pretax income from continuing operations, and, for a Performance Award that the Committee determines shall not be designed to comply with the Performance Based Exception, such other goals as may be established by the Committee. Unless and until the Committee determines that a Performance Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, any performance goal related to a Performance Award must be established in writing by the Committee at a time when the outcome of the performance goal is substantially uncertain and not later than the earlier of (1) 90 days after the commencement of the period of service to which the performance goal relates or (2) 25 percent of the period of service to which the performance goal relates has elapsed. In the event the minimum corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the Performance Award earned shall be a single sum and in cash or in Stock or in a combination of both, as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Performance Award of stock units is paid in cash instead of Stock, the number of shares reserved for issuance hereunder and the number of shares which may be granted in the form of Performance Awards shall be reduced as if shares had been issued. The Committee shall certify in writing that any performance goals and any other material terms of a Performance Award have been achieved prior to the actual payment of the Performance Award. All Performance Awards shall be paid in full to the Participant no later than the 15th day of the third month following the end of the first calendar year in which the Performance Period ends or such Awards are no longer subject to a substantial risk of forfeiture.

Section 13. Adjustment Provisions.

In the event of any change in corporate capitalization, such as a stock split, stock dividend or reclassification, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Stock which may be delivered under Section 4, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number. The Committee shall not make any adjustment pursuant to this Section 13 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

Section 14. Change of Control.

Notwithstanding any other provision of this Plan, upon a Change of Control, the Committee may make such adjustments with respect to Awards and take such other action as it deems advisable, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, or the termination of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award. Any adjustment pursuant to this Section 14 may provide, in the Committee’s discretion, for the elimination without payment therefore of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section 14 may not otherwise diminish the then value of the Award. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion and to the extent permitted under Section 409A of the Code and the regulations thereunder.

For purposes of this Plan, a “Change of Control” shall occur if (i) any Person (other than the Company or a Permitted Holder) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent forty-five percent (45%) or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Stock are converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company’s Stock immediately prior to the merger do not own fifty-one percent (51%) or more of the combined voting power of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company. For purposes of the above definition, a “Permitted Holder” means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death or any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee and other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); (v) any person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv); or (vi) any group of Persons (as defined in the Securities Exchange Act of 1934, as amended) in which the Persons described in clauses (i) — (v), individually or collectively, control such group. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.

Section 15. Nontransferability.

Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, exercise of payment shall be made only:

(a)	By or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and

(b)	To the extent that the deceased Participant was entitled thereto at the date of his death, provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.

Section 16. Withholding.

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 17. No Right to Employment or Service

A Participant’s right, if any, to continue to serve the Company and its subsidiaries as an Employee or Director or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

Section 18. Amendment of the Plan

The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent except as specifically provided herein under Sections 13 and 14 or as otherwise required by law. Except for adjustments in accordance with Section 13, no amendment of the Plan or other similar actions, shall, without approval of the shareholders of the Company (a) increase the total number of shares which may be issued under the Plan or increase the amount of type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan. No Award shall be granted more than ten years after the effective date of the Plan. Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding Awards may not be amended to reduce the Base Price, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Options or Base Price of the original Stock Appreciation Rights, as applicable, without shareholder approval. The foregoing sentence is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

Section 19. Securities Requirements

With respect to insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee.

The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

Section 20. Effective Date of Plan and Shareholder Approval.

The Plan shall be effective on May 2, 2007, provided the approval of the shareholders of the Company is obtained. If the shareholders do not approve the Plan, the Plan shall not go into effect and no Awards shall be made under the Plan.

Section 21. Governing Law.

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Georgia, without reference to the principles of conflicts of law. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent. All Awards to be granted hereunder are intended to comply with the exemptions or deferred compensation requirements of Code Section 409A, and all provisions of the Plan and all Awards granted hereunder must be construed in such a manner as to effectuate that intent.